Exhibit 99.3

MAY 3, 2023

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION

FIRST QUARTER 2023

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with accelerating inflationary trends, recent and potential further interest rate increases, the volatility of interest rates, credit spreads and the transition from LIBOR to SOFR, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company's assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the impact of the conflict between Russia and Ukraine, global trade tensions, and the implementation and expansion of economic and trade sanctions. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large publicly-traded, diversified and internally-managed commercial real estate credit REIT

Transparent organizational model led by veteran management team with proven track record and sector leading G&A profile

Simple strategy focused on current and predictable earnings and sustainable dividends. **14.0%** dividend yield[2] and **135%** coverage[3]

Prudent balance sheet with **$4.8B** of total assets and **$1.5B** of book equity value[1]

$424M of total liquidity, **$259M** of unrestricted cash and **$165M** undrawn corporate revolver[4]

Diversified portfolio of primarily floating rate senior loans and net leased assets. **$3.4B** loan portfolio, positioned to benefit from rising rates

Moderate leverage profile with embedded financing capacity. **2.0x** debt-to-equity ratio, **$968M** repurchase facility availability[4]

Amounts presented are as of March 31, 2023, unless otherwise stated

1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. Based on annualized Q1'23 quarterly dividend of $0.20/share and BRSP closing share price of $5.70 as of April 28, 2023
3. Based on Q1'23 quarterly dividend of $0.20/share and Q1'23 Adjusted Distributable Earnings of $0.27/share
4. As of April 28, 2023

KEY METRICS SNAPSHOT

Diversified $4.8 billion portfolio primarily comprised of senior loans and net lease assets

Quick Facts

Total Assets ($B) (Undepreciated)	**$4.8**
Current Liquidity ($M)(1)	**$424**
Q1'23 Adjusted Distributable Earnings ($M)* Per Share	**$34.5** $0.27
Q1'23 Dividend Per Share	**$0.20**
Book Value (GAAP) ($B) Per Share	**$1.4** $10.41
Book Value (Undepreciated) ($B) Per Share	**$1.5** $11.74

Investment Portfolio(2)



13%
<1%
2%
10%
75%
Senior mortgage loans
Mezzanine loans
Preferred equity
Loan Portfolio 87%
Net lease & other real estate
CRE debt securities

Loan Portfolio(3)

Total Number of Investments	**100**
Total Carrying Value ($B)	**$3.4**
Average Loan Size ($M)	**$34**
W.A. Extended Term (yrs.)	**3.0**
W.A. Unlevered Yield	**8.8%**
W.A. Risk Ranking	**3.2**

Capital Structure

Total Capitalization ($B)	**$4.6**
Total Outstanding Debt ($B)	**$3.1**
Debt-to-Equity Ratio	**2.0x**
Debt-to-Asset Ratio	**64%**
Blended All-in Cost of Financing	**6.23%**



13%
1%
33%
25%
28%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income (loss)
Amounts presented are as of March 31, 2023, unless otherwise stated
1. As of April 28, 2023
2. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash, other net assets and general CECL reserves
3. Based on GAAP gross carrying value; excludes cash, other net assets and general CECL reserves

ACCOMPLISHMENTS & PRIORITIES

BRSP is well positioned to navigate the changing market environment

Recent Accomplishments

Strong Earnings
Q1'23 Adjusted Distributable Earnings of $0.27/share (23% YoY growth)

Fully Covered Dividend
Q1'23 quarterly dividend of $0.20/share (135% Adjusted Distributable Earnings coverage)

Reduced Loan Size Concentration Risk
Average loan size of $34M, 73% of the loan portfolio with <$50M loan size

Conservative Leverage Profile
2.0x debt-to-equity ratio

2023 Priorities

Actively Manage Portfolio While Maintaining Ample Liquidity

Maintain Earnings and Dividend Coverage Levels

Reduce the Trading Gap between Stock Price and Book Value

Amounts presented are as of March 31, 2023 unless otherwise stated

DIVERSIFIED LOAN PORTFOLIO

$3.4 billion loan portfolio consisting of 96% floating rate senior loans and 49% multifamily exposure

Loan Portfolio Exposure(1)



Senior Loans
Subordinate Debt
Loan Portfolio
$3.4B
$0.1B
$3.3B
(96% senior loans)
100%
Floating Rate
(Senior Loans)
32%
Indexed to LIBOR
(Senior Loans)
68%
Indexed to SOFR
(Senior Loans)
AS OF MARCH 31, 2023

- **$3.4B** loan portfolio with a W.A. unlevered yield of **8.8%**
- **96%** senior loan composition (**100%** floating rate)

Property Type Mix – Predominantly Multifamily(1)



49%
32%
13%
4%
2%
Multifamily
Office
Hotel
Mixed-use
Industrial

- **49%** or **$1.7B** of multifamily exposure across **56** loans (**$30M** average loan size)
- **75%** exposure to markets growing at or above the national average(2)

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023, unless otherwise stated
1. Based on GAAP gross carrying value; excludes cash, other net assets and general CECL reserves
2. Based on MSAs with population growth above approximately 9% growth between 2010 and 2020 per census data

LOAN PORTFOLIO RISK PROFILE

Granular portfolio with minimal concentration risk, average loan size of $34 million and a risk ranking of 3.2

Loan Size – Diversified Risk Concentration(1)



>$75M
16%
<$25M
22%
$51-$75M
11%
$25-$50M
51%

- Total loan count **100**, average loan size **$34M**
- **73%** of the loan portfolio with <$50M loan size

Transition – Reduced Risk Profile(1)



As of Q1'22
As of Q1'23
37%
27%
4%
2%
20%
17%
>$50M LOAN SIZE
DEVELOPMENT
RISK RANK 4 & 5

- W.A. risk ranking currently stands at **3.2**
- Reduced exposure to >$50M loan size, development and risk rank 4 & 5 loans year-over-year

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023, unless otherwise stated

1. Based on GAAP gross carrying value; excludes cash, other net assets and general CECL reserves

LENDING MARKET OVERVIEW

CRE Debt Market Update

- Slowdown in CRE transaction volumes continues given macroeconomic environment
- Cap rates slowly moving upwards yet lagging rise in interest rates
- Rising SOFR and rate cap costs have reduced demand for floating rate loans
- Loan extension and modification requests on the rise as borrowers face difficulty refinancing properties or meeting extension requirements

BRSP Investment Strategy

- ✓ Middle market focus, value-add business plans
- ✓ $25 to $50 million average loan size
- ✓ 2 to 3-year initial term
- ✓ In-place cash flows and prudent advance rates
- ✓ Primarily multifamily within the U.S.
- ✓ Select subordinate loans

MIDDLE MARKET FOCUS

Lending in the largest and fastest growing markets in the nation to trusted partners

Originating in Growth Markets with Repeat Sponsors[1]

77% Top 25 MSAs

75% MSAs with above average population growth[3]

80% Originations with repeat sponsors[4]

Focusing on Middle Market[2]

$20T+
Total CRE Market

93%
Transaction size < $100M

87%
Transaction size < $50M

$34M
BRSP average loan size

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023, unless otherwise stated

1. Based on the total loan portfolio GAAP gross carrying value as of March 31, 2023, unless otherwise stated
2. Source – NAREIT – 2021 Research Report; Real Capital Analytics – based on financial information for the last twelve months as of March 31, 2023
3. Based on MSAs with population growth above approximately 9% growth between 2010 and 2020 per census data
4. Based on 2022 new originations volume

CAPITALIZATION HIGHLIGHTS

Diversified and conservative capital structure with a 2.0x debt-to-equity ratio

Capital Structure[1]

2.0x
Debt-to-equity ratio

64%
Debt-to-asset ratio[3]

6.23%
Blended all-in cost of financing



13%
1%
33%
25%
Total
Capitalization
$4.6B
28%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

Access to Diverse and Efficient Financing Sources

- $424M of total liquidity, $259M of cash[2]
- Moderate leverage ratios with embedded financing capacity and access to additional financing sources
  - ✓ Fully undrawn $165M corporate revolver[2]
  - ✓ Master repurchase facilities / term facilities with $2.25B of total capacity ($968M of availability)[2]
  - ✓ Mortgage debt
  - ✓ Public capital markets
  - ✓ Capital market securitizations

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023, unless otherwise stated
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of April 28, 2023
3. Excludes the impact of accumulated depreciation and amortization on real estate investments

INTEREST RATE SENSITIVITY

BRSP's loan portfolio is 97% floating rate, of which 100% of senior mortgage value is floating rate

Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Portfolio

LIBOR: 4.86% | SOFR: 4.80%
(As of March 31, 2023)



$5.0
$0.0
($5.0)
($10.0)
($15.0)
($20.0)
$ in Millions
($0.12) per share
($15.9)
($0.09) per share
($11.9)
($0.06) per share
($7.9)
$(0.03) per share
($4.0)
$4.0
$0.03 per share
(2.00%)
(1.50%)
(1.00%)
(0.50%)
0.50%
Incremental Rate of Change(1)

Amounts presented are as of March 31, 2023, unless otherwise stated
1. Reflects incremental changes to each respective benchmark spot rate as of March 31, 2023

Q1 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q1'23	Q4'22	% Change
GAAP Net Income (Loss) Per Share	**$(4.1)** $(0.03)	**$4.2** $0.03	**n.a.**
Distributable Earnings (Loss) Per Share	**$(11.5)** $(0.09)	**$34.2** $0.27	**n.a.**
Adjusted Distributable Earnings Per Share	**$34.5** $0.27	**$35.0** $0.27	**--**
Total Assets (Undepreciated) ($B)	**$4.8**	**$4.9**	**(2%)**
Book Value (GAAP) ($B) Per Share	**$1.4** $10.41	**$1.4** $10.77	**(3%)**
Book Value (Undepreciated) ($B) *Per Share*	**$1.5** $11.74	**$1.6** $12.06	**(3%)**
Quarterly Dividend Per Share	**$0.20**	**$0.20**	**--**
CECL Reserve (General) Per Share / Basis Points ("BPS")[2]	**$34.1** $0.26 / 97 bps	**$49.5** $0.38 / 134 bps	**(32%)**
CECL Reserve (Specific) Per Share	**$112.2** $0.87	**$57.2** $0.44	**98%**

Investment Type %[1]



<1%
13%
Total Investment-level Net Carrying Value
$1.1B
87%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023, unless otherwise stated

1. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash, other net assets and general CECL reserves
2. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves

Q1 PORTFOLIO DETAIL

Loan Portfolio	
Total Number of Investments	100
Carrying Value	$3.4B
Average Loan Size	$34M
W.A. Extended Term	3.0 yrs.
W.A. Unlevered Yield	8.8%
W.A. Risk Ranking	3.2
W.A. Loan-to-Value (Senior Loans Only)*	69%

Real Estate Portfolio	NNN	Other RE
Total Number of Investments	8	2
Undepreciated Carrying Value / Carrying Value	$707M / $589M	$213M / $159M
Rentable Square Feet	5.1M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 10.4 yrs.	85% / 3.6 yrs.

CRE Debt Securities	
Total Number of Investments	1
Carrying Value	$3M

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition of loan-to-value
Amounts presented are as of March 31, 2023, unless otherwise stated

INVESTMENT OPPORTUNITY

Internalized structure and diversified balance sheet with minimal concentration risk and lower leverage profile positions the Company to navigate current market environment

INTERNALLY MANAGED & VETERAN MANAGEMENT TEAM

- Internalized, transparent organizational model with dedicated employee base of 50+ professionals
- Experienced team to navigate market cycles
- Efficient operating structure and overhead

STABLE & RECURRING EARNINGS

- Diversified balance sheet with low risk profile and conservative leverage (2.0x debt-to-equity ratio)
- Current and predictable earnings
- Fully covered dividend (135% coverage)[1]
- Attractive dividend yield of 14.0% with potential upside from share price appreciation[2]

A SIMPLE GAME PLAN

- Actively manage portfolio and maintain higher cash balances in short term
- Focus on first mortgages with in-place, sustainable cash flows
- Maintain earnings and dividend coverage levels
- Close valuation discount between stock price and book value

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2023
1. Based on Q1'23 quarterly dividend of $0.20/share and Q1'23 Adjusted Distributable Earnings of $0.27/share
2. Based on annualized Q1'23 quarterly dividend of $0.20/share and BRSP closing share price of $5.70 as of April 28, 2023

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Eric Hagen
212-738-6014

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Derek Hewett
646-855-2087

Jones Research
Jason Stewart
646-465-9932

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL

APPENDIX



IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.

We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) general CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, our loans held for investment are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans held for investment are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

	March 31, 2023 (Unaudited)	December 31, 2022
Assets		
Cash and cash equivalents	$ 313,520	$ 306,320
Restricted cash	80,023	92,508
Loans and preferred equity held for investment	3,494,895	3,574,989
Current expected credit loss reserve	(145,836)	(106,247)
Loans and preferred equity held for investment, net	3,349,059	3,468,742
Real estate, net	714,725	732,468
Receivables, net	42,980	40,698
Deferred leasing costs and intangible assets, net	51,130	53,980
Other assets ($2,790 and $3,035 at fair value, respectively)	52,576	55,673
Total assets	$ 4,604,013	$ 4,750,389
Liabilities		
Securitization bonds payable, net	$ 1,132,692	$ 1,167,600
Mortgage and other notes payable, net	644,512	656,468
Credit facilities	1,292,176	1,339,993
Accrued and other liabilities	84,256	87,633
Intangible liabilities, net	4,494	4,839
Escrow deposits payable	65,323	79,055
Dividends payable	25,989	25,777
Total liabilities	3,249,442	3,361,365
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 129,946,184 and 128,872,471 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,299	1,289
Additional paid-in capital	2,853,123	2,853,723
Accumulated deficit	(1,496,865)	(1,466,568)
Accumulated other comprehensive income (loss)	(4,139)	(676)
Total stockholders' equity	1,353,418	1,387,768
Noncontrolling interests in investment entities	1,153	1,256
Total equity	1,354,571	1,389,024
Total liabilities and equity	$ 4,604,013	$ 4,750,389

$ in thousands, except share data; as of March 31, 2023, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net interest income		
Interest income	$ 75,616	$ 44,570
Interest expense	(42,662)	(16,072)
Interest income on mortgage loans held in securitization trusts	-	9,375
Interest expense on mortgage obligations issued by securitization trusts	-	(8,488)
Net interest income	32,954	29,385
Property and other income		
Property operating income	22,551	24,168
Other income	3,056	276
Total property and other income	25,607	24,444
Expenses		
Property operating expense	5,852	6,724
Transaction, investment and servicing expense	835	1,124
Interest expense on real estate	5,509	7,556
Depreciation and amortization	7,996	8,594
Increase (decrease) of current expected credit loss reserve	39,613	(866)
Compensation and benefits (including $2,295 and $1,880 of equity-based compensation expense, respectively)	8,805	8,225
Operating expense	3,473	4,349
Total expenses	72,083	35,706
Other income		
Other gain, net	655	10,288
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(12,867)	28,411
Equity in earnings of unconsolidated ventures	9,055	25
Income tax expense	(390)	(36)
Net income (loss)	**(4,202)**	**28,400**
Net (income) loss attributable to noncontrolling interests:		
Investment entities	75	(22)
Operating Partnership	-	(654)
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ (4,127)	$ 27,724
Net income (loss) per common share – basic	$ (0.03)	$ 0.21
Net income (loss) per common share – diluted	$ (0.03)	$ 0.21
Weighted average shares of common stock outstanding – basic	126,665	128,758
Weighted average shares of common stock outstanding – diluted	126,665	129,745

In thousands, except per share data; as of March 31, 2023, unless otherwise stated; unaudited

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of March 31, 2023		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans and preferred equity held for investment, net	$ 3,349,059	$ -	$ 3,349,059
Real estate, net	714,725	12,825	701,900
Deferred leasing costs and intangible assets, net	51,130	743	50,387
Cash, restricted cash, receivables and other assets	489,099	399	488,700
Total assets	$ 4,604,013	$ 13,967	$ 4,590,046
Liabilities			
Securitization bonds payable, net	$ 1,132,692	$ -	$ 1,132,692
Mortgage and other notes payable, net	644,512	12,010	632,502
Credit facilities	1,292,176	-	1,292,176
Intangible liabilities, net	4,494	494	4,000
Other liabilities, escrow deposits payable and dividends payable	175,568	310	175,258
Total liabilities	$ 3,249,442	$ 12,814	$ 3,236,628
Total equity	$ 1,354,571	$ 1,153	$ 1,353,418
Total liabilities and equity	$ 4,604,013	$ 13,967	$ 4,590,046
Total common shares	129,946	129,946	129,946
GAAP net book value per share	$ 10.42	$ 0.01	$ 10.41
Accumulated depreciation and amortization[3]	$ 175,506	$ 3,575	$ 171,931
Accumulated depreciation and amortization per share[3]	$ 1.35	$ 0.02	$ 1.33
Undepreciated book value	$ 1,530,077	$ 4,728	$ 1,525,349
Undepreciated book value per share	$ 11.77	$ 0.03	$ 11.74

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2023, unless otherwise stated; unaudited
1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net book value to undepreciated book value

		As of March 31, 2023
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,353,418
Accumulated depreciation and amortization[1]		171,931
Undepreciated book value	$	1,525,349
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	10.41
Accumulated depreciation and amortization per share[1]		1.33
Undepreciated book value per share	$	11.74
Total common shares		129,946

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2023, unless otherwise stated; unaudited
1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

Reconciliation of GAAP net loss to Distributable Loss and Adjusted Distributable Earnings

	Three Months Ended March 31, 2023
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (4,127)
Adjustments:	
Non-cash equity compensation expense	2,295
Depreciation and amortization	6,556
Net unrealized loss (gain):	
Other unrealized gain on investments	(550)
General CECL reserves	(15,394)
Adjustments related to noncontrolling interests	(258)
Distributable Loss attributable to BrightSpire Capital, Inc. common stockholders	$ (11,478)
Distributable Loss per share[1]	$ (0.09)
Weighted average number of common shares[1]	129,202

	Three Months Ended March 31, 2023
Distributable Loss attributable to BrightSpire Capital, Inc. common stockholders	$ (11,478)
Adjustments:	
Specific CECL reserves	55,007
Fair value adjustments	(9,055)
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 34,474
Adjusted Distributable Earnings per share[1]	$ 0.27
Weighted average number of common shares[1]	129,202

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2023, unless otherwise stated; unaudited

1. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares

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BRIGHTSPIRE
CAPITAL